UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2020

INLAND REAL ESTATE INCOME TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-55146	45-3079597
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2901 Butterfield Road

Oak Brook, Illinois 60523

(Address of Principal Executive Offices)

(630) 218-8000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

For the year ended December 31, 2019, Inland Real Estate Income Trust, Inc. (the “Company”) paid distributions of approximately $44,244,763. For income tax purposes only, none of the distributions were treated as ordinary dividends, 2.4% of the distributions were treated as capital gains and 97.6% were treated as nondividend distributions (which are treated for income tax purposes as a return of capital to the extent of a stockholder’s basis in its shares and thereafter as capital gain). The following table denotes the nature of the Company’s distributions paid in 2019 for income tax purposes only. Stockholders are advised to consult with their tax advisors about the specific tax treatment of distributions paid by the Company in 2019. All amounts are stated in dollars per share.

Record Date	Distribution Payment Date	Total Distributions	Ordinary Dividend	Capital Gain	Nondividend Distributions
December 31, 2018	January 2, 2019	$0.335000	$0.000000	$0.008015	$0.326985
March 31, 2019	April 1, 2019	$0.301800	$0.000000	$0.007220	$0.294580
June 30, 2019	July 1, 2019	$0.301800	$0.000000	$0.007220	$0.294580
September 30, 2019	October 1, 2019	$0.301800	$0.000000	$0.007220	$0.294580

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND REAL ESTATE INCOME TRUST, INC.

Date: January 24, 2020	By:	/s/ Catherine L. Lynch
	Name:	Catherine L. Lynch
	Title	Chief Financial Officer and Treasurer